  As originally filed with Securities and Exchange Commission on September 12,
                                      1995

                                                      Registration No. 033-62587
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
                            -----------------------
               (Exact name of issuer as specified in its charter)


           GEORGIA                                          58-1098795
           -------                                          -----------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

            470 EAST PACES FERRY ROAD, N.E., ATLANTA, GEORGIA  30305
            --------------------------------------------------------
                    (Address of Principal Executive Offices)

       AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN, NONQUALIFIED
       ------------------------------------------------------------------
               STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN
               --------------------------------------------------
                   AND DIRECTOR AND OFFICER STOCK OPTION PLAN
                   ------------------------------------------
                           (Full title of the plans)

Agent for Service:                              With Copies to:

Mr. Henry B. Levi                               James C. Edenfield
Gambrell & Stolz, L.L.P.                        American Software, Inc.
Suite 4300                                      470 East Paces Ferry Road, NE
One Peachtree Center                            Atlanta, Georgia 30305
303 Peachtree Street, N. E.
Atlanta, Georgia 30308

Telephone number of agent:
(404) 577-6000

BACKGROUND
----------

On August 29, 1995, the Issuer filed with the Commission Registration Statement No. 033-62587 on Form S-8 in order to register 3,587,115 Class A Common Shares for issuance pursuant to the Issuer's Incentive Stock Option Plan, Nonqualified Stock Option Plan, 1991 Employee Stock Option Plan and Director and Officer Stock Option Plan. Under those Plans, 12,037 shares were issued under that Registration Statement pursuant to exercise of options during the period September 12, 1995 through October 17, 1996, leaving 3,575,078 registered shares unissued. A new Registration Statement on Form S-8, Registration No. 333-14309, was filed on October 17, 1996, registering 3,950,486 Class A Common Shares under those Plans. The new Registration Statement was and is intended to replace Registration Statement No. 033-62587. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plans on or after October 17, 1996.

DEREGISTRATION
--------------

Based upon the foregoing, the Issuer hereby deregisters the 3,575,078 Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 033-62587.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on October 22, 1996.

                                  AMERICAN SOFTWARE, INC.


                                  By: /s/ James C. Edenfield
                                     --------------------------------
                                     James C. Edenfield, President
                                     and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to a Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                            Capacity                   Date
----                            --------                   ----


/s/ James C. Edenfield          President, Chief           October 22, 1996
------------------------------- Executive Officer and
James C. Edenfield              Director



/s/ Thomas L. Newberry          Chairman of the Board      October 22, 1996
------------------------------- of Directors
Thomas L. Newberry


/s/ David H. Gambrell           Director                   October 22, 1996
-------------------------------
David H. Gambrell


/s/ Thomas R. Williams          Director                   October 22, 1996
-------------------------------
Thomas R. Williams


/s/ Peter W. Pamplin            Chief Accounting Officer   October 22, 1996
------------------------------- and Acting Chief Financial
Peter W. Pamplin                Officer

                                      -3-